UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2008

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-148825	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 29, 2008, Macrovision Solutions Corporation (“Macrovision Solutions”) and Macrovision Corporation (“Macrovision” and, together with the Macrovision Solutions, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) under which the Issuers agreed to sell $100 million aggregate principal amount of their 11% Senior Notes due 2013 (the “Notes”) to J.P. Morgan Securities Inc. (“J.P. Morgan Securities”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), as initial purchasers (together, the “Initial Purchasers”). The net proceeds from the offering, after deducting discounts, commissions and expenses payable by Macrovision Solutions, are expected to be approximately $96.5 million. The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The closing of the sale of the Notes occurred on May 2, 2008. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Issuers offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuers relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes were issued pursuant to an Indenture, dated as of May 2, 2008, between the Issuers, the Guarantors listed on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Indenture and form of Notes are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and the descriptions of the terms of the Indenture and Notes in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Notes will pay interest semi-annually in arrears at a rate of 11% per year. Interest is payable on May 15 and November 15 of each year, beginning on November 15, 2008. The Notes mature on November 15, 2013; provided that if on May 16, 2011, the Total Leverage Ratio (as defined in the Indenture) is greater than or equal to 2.5 to 1.0 and more than $50.0 million in aggregate principal amount of Macrovision’s existing convertible notes are then outstanding, the Notes will mature on May 16, 2011. The Notes are the Issuers’ senior unsecured obligations, will rank equal in right of payment with our other senior unsecured debt and senior to all our future subordinated debt.

The Issuers’ subsidiaries that guarantee the Credit Agreement referred to below also guarantee the Notes and the Issuers’ obligations under the Indenture.

The Issuers may redeem the notes at their option prior to maturity, as described in the Indenture.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy or insolvency occurs.

Credit Agreement

On May 2, 2008, Macrovision Solutions and Macrovision (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) among the Borrowers, the guarantors party thereto, the lenders party thereto (the “Lenders”), J.P. Morgan Securities and MLPF&S, as joint lead arrangers and joint bookrunners, MLPF&S, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Pursuant to the Credit Agreement, the Lenders made term loans (the “Loans”) to the Borrowers in an aggregate principal amount of $550,000,000, subject to increase by up to $75,000,000 in certain circumstances. The Credit Agreement is guaranteed by certain of the Borrowers’ subsidiaries (the “Guarantors”).

Loans under the Credit Agreement bear interest, at the Borrowers’ option, at a rate equal to either the eurodollar rate, plus a margin of 3.75% or a base rate, plus a margin of 2.75%, subject in the case of the Eurodollar rate to a floor of 3.50%.

The Loans under the Credit Agreement are due May 2, 2013, provided that if, on the 182nd day prior to the scheduled maturity date of Macrovision’s 2.625% Senior Convertible Notes due 2011, the Total Leverage Ratio (as defined in the Credit Agreement) is greater than 2.5 to 1.0 and more than $50 million in aggregate principal amount of such Notes remain outstanding, the Loans will become due and payable on such 182nd day.

The Borrowers are permitted to make voluntary prepayments of Loans made under the Secured Facility at any time subject to a 1% premium for voluntary prepayments made during the first year, and required to make mandatory prepayments of Loans (without payment of a premium) with (1) net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) issuances of debt (other than certain permitted debt) and (3) a percentage of Macrovision Solutions’s excess cash flow. The Loans are required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with the balance payable on the final maturity date of the Loans. The Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and the description of the terms of the Credit Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Borrowers’ obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, (1) by all of the capital stock of each of the Borrowers’ direct and indirect material domestic subsidiaries and each of their directly owned foreign subsidiaries (limited, in the case of such foreign subsidiaries, to 66% of their capital stock unless any such foreign subsidiary is a Guarantor) and (2) by a pledge of substantially all of the other present and future assets of the Borrowers and the Guarantors.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, mergers and consolidations, sales of assets, capital expenditures, prepayment or modification of subordinated indebtedness, investments, dividends and other distributions. The Credit Agreement also includes customary events of default, including in the event of a change of control.

Supplemental Indenture

On August 23, 2006 Macrovision and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) entered into an Indenture Agreement providing for the issuance of $240,000,000 of 2.625% Convertible Senior Notes due 2011 of Macrovision (the “2006 Indenture”). At the time of the issuance of the 2.625% Convertible Senior Notes, Macrovision entered into a pair of transactions with JPMorgan Chase Bank, National Association (“JPMorgan Chase”) whereby (i) Macrovision purchased from JPMorgan Chase a call option to acquire, on a cash-less exercise basis, shares of Common Stock of Macrovision from JPMorgan Chase (the “Call Option”) and (ii) Macrovision sold to JPMorgan Chase a warrant to issue shares of Common Stock of Macrovision to JPMorgan Chase on a cash-less exercise basis (the “Warrant”). On May 1, 2008, Macrovision Solutions, Macrovision and the Trustee entered into a Supplemental Indenture whereby the Securities (as defined in the 2006 Indenture) will be convertible into shares of Common Stock of Macrovision Solutions following the consummation of the Mergers (the “Supplemental Indenture”). In addition, on May 2, 2008, (i) Macrovision assigned all of its rights and obligations under the Warrant to Macrovision Solutions and (ii) Macrovision, Macrovision Solutions and JPMorgan Chase acknowledged that as a result of the Mergers, the Call Option and the Warrant are both exercisable for shares of the Common Stock of Macrovision Solutions. The above description is qualified in its entirety by the Supplemental Indenture, the Call Option Transaction Letter Agreement relating to the Call Option and the Warrant Letter Agreement relating to the Warrant, copies of which are attached as Exhibit 4.3, 4.4 and 4.5 respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 2, 2008, pursuant to the Agreement and Plan of Mergers (the “Merger Agreement”), dated as of December 7, 2007, by and among Macrovision Solutions (previously referred to as Saturn Holding Corp), Macrovision, Gemstar-TV Guide International, Inc. (“Gemstar-TV Guide”), Mars Merger Sub, Inc. (“Mars Merger Sub”) and Galaxy Merger Sub, Inc. (“Galaxy-Merger Sub”); Mars Merger Sub merged with and into Macrovision with Macrovision as the surviving corporation and Galaxy Merger Sub merged with and into Gemstar-TV Guide with Gemstar-TV Guide as the surviving corporation (collectively the “Mergers”). As a result of the Mergers Macrovision and Gemstar-TV Guide each are now wholly owned subsidiaries of Macrovision Solutions.

The issuance of the Macrovision Solutions’s Common Stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended, pursuant to Macrovision Solutions’s Registration Statements on Form S-4 (File No. 333-148825 and File No. 333-150589) (the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 31, 2008. The definitive joint proxy statement-prospectus of Macrovision and Gemstar-TV Guide, dated March 31, 2008 that forms a part of the Registration Statements (the “Joint Proxy Statement-Prospectus”) contains additional information about the Mergers, including information concerning the interests of directors, executive officers and affiliates of Macrovision and Gemstar-TV Guide in the Mergers.

Under the terms of the Merger Agreement, each share of Gemstar-TV Guide stock was converted into the right to receive, at the election of each individual stockholder, subject to proration as detailed in the Merger Agreement, $6.35 in cash or 0.2548 of a share of Common Stock of Macrovision Solutions. Macrovision stockholders will own one share of Macrovision Solutions for each share of Macrovision Common Stock owned as of the closing. A copy of the Merger Agreement was filed as Annex A of the Joint Proxy Statement-Prospectus included in Macrovision Solutions’s Registration Statements and is incorporated by reference herein.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Macrovision Solutions’s Common Stock is deemed to be registered under Section 12(g) of the Exchange Act. Macrovision Solutions’s Common Stock has been approved for quotation on the Nasdaq Global Select Market and will trade under the symbol “MVSND” for a twenty day period until June 2, 2008 at which point Macrovision Solutions’s Common Stock will trade under the symbol “MVSN”. Effective May 5, 2008, the common stock for each of Macrovision and Gemstar-TV Guide will cease to be traded and will no longer be quoted on the Nasdaq Global Select Market. In accordance with the transaction, on an outstanding shares basis, at the closing of the transaction, former Macrovision stockholders owned approximately 53% and former Gemstar-TV Guide stockholders owned approximately 47% of Macrovision Solutions.

The Macrovision Common Stock was registered pursuant to Section 12(b) of the Exchange Act and quoted on the Nasdaq Global Select Market and the Gemstar-TV Guide Common Stock was registered pursuant to Section 12(b) of the Exchange Act and quoted on the Nasdaq Global Select Market. Gemstar-TV Guide has delisted its Common Stock from the Nasdaq Global Select Market and has filed a Form 15 with the SEC to terminate registration, under the Exchange Act, of the Gemstar-TV Guide Common Stock. Macrovision is transferring its Common Stock to Macrovision Solutions as the successor entity.

On May 2, 2008, Macrovision Solutions issued a press release announcing the completion of the Mergers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the Purchase Agreement and the Credit Agreement is hereby incorporated by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the Purchase Agreement is hereby incorporated by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the Supplemental Indenture is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

In connection with the above-referenced Mergers by which Macrovision Solutions acquired Gemstar-TV Guide, Macrovision Solutions elected the following directors to its Board of Directors, joining Alfred J. Amoroso:

Robert J. Majteles, elected May 1, 2008

Andrew K. Ludwick, elected May 1, 2008

Alan L. Earhart, elected May 2, 2008

James E. Meyer, elected May 3, 2008

James P. O’Shaughnessy, elected May 3, 2008

Ruthann Quindlen, elected May 3, 2008

Committee chairs are as follows:

Corporate Governance & Nominating Committee: Andrew K. Ludwick (Chair)

Audit Committee: Alan L. Earhart (Chair)

Compensation Committee: James P. O’Shaughnessy (Chair)

Committee members in addition to the above chairpersons are:

Corporate Governance & Nominating Committee: Robert J. Majteles

Audit Committee: Robert J. Majteles, James E. Meyer and Ruthann Quindlen

Compensation Committee: Robert J. Majteles and Ruthann Quindlen

(e)

In connection with the above-referenced Mergers by which Macrovision Solutions acquired Gemstar-TV Guide, Donna Birks, John Ryan and William Stirlen resigned from the Macrovision Corporation board of directors. In connection with Ms. Birks’s and Mr. Stirlen’s resignations, Macrovision Solutions Corporation amended the 1996 Directors Stock Option Plan and agreements granting stock options that Ms. Birks and Mr. Stirlen hold under the 2000 Equity Incentive Plan and the 1996 Directors Stock Option Plan at the time of their resignations. The amendments provide Mr. Stirlen and Ms. Birks up to six (6) additional months (but not beyond the expiration dates of their stock options) within which to exercise their outstanding options. The addition of six (6) months within which Mr. Stirlen and Ms. Birks may exercise their outstanding options increases the exercise period from three (3) months to nine (9) months after their respective resignations.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Mergers dated December 6, 2007, among Macrovision Corporation, Saturn Holding Corp., Mars Merger Sub, Inc., Galaxy Merger Sub, Inc. and Gemstar TV-Guide International, Inc. (Incorporated by reference from Annex A of the Joint Proxy Statement-Prospectus included in Macrovision Solutions Corporation’s Registration Statements on Form S-4 (File No. 333-148825 and File No. 333-150589)).

4.1	Indenture, dated May 2, 2008, among Macrovision Solutions Corporation, Macrovision Corporation, the Guarantors listed on the signature pages thereto, and The Bank of New York Trust Company, N.A.

4.2	Form of Global Note representing the Macrovision Solutions Corporation and Macrovision Corporation 11% Senior Notes due 2013.

4.3	Supplemental Indenture No. 1 to Indenture, dated May 1, 2008, among Macrovision Solutions Corporation, Macrovision Corporation and the Bank of New York Trust Company, N.A.

4.4	Call Option Transaction Letter Agreement dated August 23, 2006 from JPMorgan Chase Bank, National Association to Macrovision Corporation.

4.5	Warrant Letter Agreement dated August 23, 2006 from JPMorgan Chase Bank, National Association to Macrovision Corporation.

10.1	Purchase Agreement, dated April 29, 2008, among Macrovision Solutions Corporation, Macrovision Corporation, the Initial Guarantors listed therein, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Credit Agreement, dated May 2, 2008, among Macrovision Solutions Corporation, Macrovision Corporation, the Guarantors party thereto, the Lenders party thereto, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)

Date: May 5, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel